TABLE OF CONTENTS

Article Subject

ARTICLE I OFFICES
Section 1 Principal Office
Section 2 Other Office

ARTICLE II MEETINGS OF STOCKHOLDERS
Section 1 Place of Meetings
Section 2 Time and Notice of Annual Meetings
Section 3 Special Meeting
Section 4 Quorum
Section 5 Waiver of Notice for Meetings
Section 6 Record Date and Cumulative Voting
Section 7 Proxies
Section 8 Validity of Proxies

ARTICLE III BOARD OF DIRECTORS
Section 1 Exercise of corporate Powers
Section 2 Authorized Number
Section 3 Election and Term of Office
Section 4 Vacancies
Section 5 Compensation
Section 6 Advisory Directors
Section 7 Resignations

ARTICLE IV MEETINGS OF DIRECTORS
Section 1 Place of Meetings
Section 2 Time of Meetings
Section 3 Special Meetings
Section 4 Quorum
Section 5 Waiver of Notice
Section 6 Action Without a Meeting
Section 7 Committees

ARTICLE V OFFICERS
Section 1 Officers
Section 2 Chairman of the Board
Section 3 President
Section 4 Vice Presidents
Section 5 Secretary
Section 6 Assistant Secretary
Section 7 Chief Financial Officer
Section 9 Assistant Treasurer
Section 9 Chief Operating Officer

ARTICLE VI AMENDMENTS
Section 1 Amendment to By-Laws

ARTICLE VII INDEMNICATION OF DIRECTORS AND OFFICER
Section 1 Right to Indemnification
Section 2 Right of Claimant to Sue
Section 3 Non-Exclusivity of Rights
Section 4 Insurance

ARTICLE VIII SHARES
Section 1 Forms of Stock Certificate
Section 2 Transfer of Certificates
Section 3 Record Date for Annual Meeting or Dividend
Section 4 Stock Register Closure
Section 5 Registration of European Shares

RESTATED BY-LAWS
OF
UROMED CORPORATION

ARTICLE I

Corporate Offices

Section 1. The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 115 East 57th Street, Suite 1118, New York, NY 10022. The board of directors may change said principal executive office from one location to another.

Section 2. Branch or subordinate offices may be established by the board of directors at any place or places where the corporation is qualified to do business.

ARTICLE II

Meetings of Stockholders

Section 1. All meetings of the stockholders shall be held at any place within or without the State of Delaware, which may be designated by the board of directors or by the written consent of a majority of all stockholders entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation. In the absence of any such designation all stockholders' meetings shall be held at the principal executive office of the corporation.

Section 2. The board of directors shall determine the time and date of the annual meeting of stockholders. At the meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the stockholders. Written notice of each annual meeting shall be given to each stockholder entitled to vote either personally or by first-class mail or other means of written communication (which includes, without limitation and wherever used in these bylaws, telegraphic and facsimile communication), addressed to each stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the stockholder at the address of such stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other stockholders. If no address of a stockholder appears on the books of the corporation or is given by the stockholder to the corporation, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located. All such notices shall be given to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication.

Such notices shall state:

a. the place, date and hour of the meeting;

b. those matters which the board, at the time of the mailing of the notice, intends to present for action by the stockholders;

c. if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election; and

d. such other matters, if any, that may be expressly required by statute or, if applicable, any matters set forth in Section 6 herein.

Section 3. Special meetings of the stockholders for the purpose of taking any action permitted to be taken by the stockholders under the Delaware General Corporation Law and the Certificate of Incorporation at this corporation may be called by the chairman of the board or the president, or by any vice president, or by the board of directors, or by the holders of shares entitled to cast not less than ten percent (50%) of the votes at the meeting. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and contain the same statements as required for annual meetings of stockholders. Notice of any special meeting shall also specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 4. The presence in person or by proxy of the holders of 50% of the shares entitled to vote at any meeting shall constitute a quorum for the transactions of business. The stockholders present at a duly called or held meeting at which a quorum, if present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, it any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the preceding sentence.

Section 5. Any action required or permitted to be taken by the stockholders, may be taken without a meeting, if a majority of the outstanding shares shall consent in writing to such action. Such written consent or consents, shall be filed with the minutes of the proceedings of stockholders. Such action by written consent shall have the same force and effect as action approved by a majority vote of the stockholders at a duly noticed and called stockholders meeting.

Section 6. Only persons in whose names shares are registered on the books of the corporation are entitled to vote on the record date for voting purposes fixed by the board of directors pursuant to Article VII, Section 3 of these bylaws, or, if there be no such date so fixed, on the record dates given below, shall be entitled to vote at such meeting.

If no record date is fixed then:

a. The record date for determining stockholders entitled to notice of, or to vote at a meeting of stockholders shall be the close of business on the business day next preceding the day an which notice is given or, if notice is waived, that the close of business on the business day next preceding the day on which the meeting is held.

b. The record date for determining the stockholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent.

c. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating hereto, or the 60th day prior to the date of such other action whichever is later.

Section 7. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy executed by such person or his or her duly authorized agent, with the secretary of the corporation.

Section 8. A proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant hereto.

ARTICLE III

Board of Directors

Section 1. Subject to the provisions of the Delaware General Corporation Law and any limitation in the Certificate of Incorporation and these bylaws as to action to be authorized or approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers, to wit:

First: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor, nor, inconsistent with law or with the Certificate of Incorporation or with the bylaws, as they may deem best;

Second: To elect and remove at pleasure the officers, agents and employees of the corporation, prescribe their duties and fix their compensation;

Third: To authorize the issuance of shares of stock of the corporation from time to time upon such terms as may be lawful; and

Fourth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefor.

Section 2. The authorized number of directors shall be not less than one (1), nor more than seven (7).

Section 3. The directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected, except as otherwise provided by statute.

Section 4. Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

Section 5. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors a fixed sum and expense of attendance, it any, may be allowed for attendance at each regular and special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 6. The board of directors from time to time may elect one more person to be advisory director who shall not by such appointment be members of the board of directors. Advisory directors shall be available from time to time to perform special assignments specified by the president, to attend meetings of the board of directors upon invitation and to furnish consultation to board. The period during which the title shall be held may be prescribed by the board of directors. It no period is prescribed, the title shall be held at the pleasure of the board.

Section 7. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE IV

Meetings of Directors

Section 1. Regular meetings of the board of directors shall be held at any place, within or without the state of Delaware that has been designated from time to time by the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation, except as provided in Section 2. Special meetings of the board of directors may be held at any place within or without the state of Delaware which has been designated in a notice of the meeting, or, it not designated in the notice or if there is no notice, at the principal executive office of the corporation.

Section 2. Immediately following each annual meeting of the shareholders there shall be a regular meeting of the board of directors of the corporation at the place of said annual meeting or at such other place as shall have been designated by the board of directors for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the board of directors shall be held without call on such date and time as may be fixed by the board of directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next day thereafter. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need by given, provided that notice of any change in the time or place of regular meetings shall he given to all or the directors in the same manner as notice for special meetings of the board of directors.

Section 3. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or president or, if both the chairman the board and the president are absent or are unable or refuse to act, by any vice president or by a majority of directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him at his address as it appears upon the records of the corporation, or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone at above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either or the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting it the meeting is to be held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

Section 4. Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place, if the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the director who were not present at the time of the adjournment.

Section 5. The transactions of any meeting of the board of directors, however called or noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed duly given to any director who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

Section 6. Any action required or permitted to be taken by the board of directors, may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action and each written consent or consents, shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and affect as a unanimous vote of such directors.

Section 7. The provisions of this Article IV shall also apply, with necessary change in points of detail, to committees of the board of directors, if any, and to actions by such committees (except for the first sentence of Section 2 of Article IV, which shall not apply, and except that special meetings of a committee may also be called at any time by any two members of the committee, unless otherwise provided by these bylaws or by the resolution of the board of directors designating such committees. For such purpose, and except as set forth herein, references to "the board" or "the other board of directors" shall be deemed to refer to each such committee and references to "directors" and "members of the board" shall be deemed to refer to members of the committee. Committees of the board of directors may be designated, and shall be subject to the limitations on their authority, as provided in section 141 of the Delaware General Corporation Law.

ARTICLE V

Officers

Section 1. The officers of the corporation shall be designated from time to time by the board of directors. Any number of offices may be held by the same person. The officers shall be elected by the board of directors and shall hold office at the pleasure of the board.

Chairman of the Board

Section 2. The chairman of the board shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is not a president, the chairman of the board shall, in addition, be the general manager and chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3 of this Article V of these bylaws.

President

Section 3. Subject to such powers and duties, it any, as may be prescribed by these bylaws or the board of directors for the chairman of the board, if there be such officer, the president shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have all of the powers and shall perform all of the duties which are ordinarily inherent in the office of the president, and he shall have such further powers and shall perform such further duties as may be prescribed for him by the board of directors.

Vice President

Section 4. In the absence of disability, or refusal to act of the president, the vice presidents, if any, the vice president designated by the president or the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the bylaws.

Secretary

Section 5. The secretary shall keep or cause to be kept at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all proceedings of the stockholders, the board of directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' and committee meetings, and the number of shares present or represented at stockholders' meetings. The secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation’s transfer agent a record of stockholders or a duplicate record of stockholders having the names of the stockholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate for cancellation. The secretary or an assistant secretary, or, if they are absent or unable or refuse to act, any other officer of the shall give or cause to be given notice of all the meetings of the stockholders, the board of directors and committees of the board required by the bylaws or by law to be given, and shall keep the seal of the corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

Section 6. It shall be the duty of the assistant secretary, if any, to assist the secretary in the performance of the duties of the office of secretary and generally to perform such other duties as may be delegated to him/her by the board of directors.

Chief Financial Officer

Section 7. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation. He shall receive and deposit all moneys and other valuables belonging to the corporation in the name and to the credit of the corporation and disburse the same only in such manner as the board of directors or the appropriate officer of the corporation may from time to time determine, shall render to the president and the board of directors, whenever they request it, an account of all his transactions as treasurer, and of the financial condition of the corporation, and he shall perform such further duties as the board of directors may require.

Section 8. It shall be the duty of the assistant treasurer, if any, to assist the chief financial officer in the performance of his duties and generally to perform such other duties as may be delegated to him/her by the board of directors.

Section 9. The chief operating officer shall be responsible for overseeing and directing the scientific operations and personnel of the corporation, and shall perform such further duties as the board of directors may require.

ARTICLE VI

Amendments

Section 1. New bylaws may be adopted or these bylaws may be amended or repealed by the board of directors.

ARTICLE VII

Indemnification of Directors and Officers

Section 1. Right to Indemnification. Each person who was or is made a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expanse, liability and loss) (hereinafter collectively "expenses") reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, offices, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article VII, the corporation shall indemnity any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in connection with any proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or an behalf of such director on officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of corporation with the same scope and effect as the foregoing indemnification of directors officers.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VII is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimants may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its fiscal disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of Expenses incurred in a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, agent or fiduciary of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise against any expenses incurred in a proceeding, whether or not the corporation, would have the power to indemnify such person against such expenses under the Delaware General Corporation Law.

ARTICLE VIII

Shares

Section 1. The corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order, and state the name of the recordholder of the shares represented thereby; the number, designation, if any, and class or series at shares represented thereby; and contain any statement or summary required by law. Every certificate for shares shall be signed in the name of the corporation by the chairman or vice-chairman or the board of directors or other executive officers. The president or vice-president, and the chief financial officer, the treasurer, the secretary or an assistant secretary, of, in their absence and with their written delegation, Registrant specifically appointed for the purpose.

Section 2. Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares when fully paid, certificates of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Secretary of the corporation to issue a new certificate to the person entitled thereto, cancel the old and record the transaction upon its share register.

Section 3. The board of directors may fix a time in the future at a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date no fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purpose for which it is fixed. When a record data is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise any rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 4. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a stockholder’s meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

The undersigned does hereby certify that the undersigned is the Secretary of Uromed Corporation, a Corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing By-laws of said corporation were duly and regularly adopted and subsequently amended by the board of directors of said corporation; and that the above and foregoing By-laws are now in full force and affect.

Dated: April 3, 2006

__________________

Ivo Heiden, Secretary